Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference into the Company's previously filed Registration Statements on Form S-8 for the Anuhco, Inc. 1992 Incentive Stock Plan, File No. 33-51494, the Stock Option Agreement by and between Anuhco, Inc. and C. Ted McCarter, effective May 31, 1995, File No. 33-62553, and the TransFinancial Holdings, Inc. 1998 Long-Term Incentive Plan, File No. 333-66803, of our report dated February 3, 1999, except for Note 10, as to which the date is February 18, 1999, on our audit of the consolidated financial statements and financial statement schedule of TransFinancial Holdings, Inc. (formerly Anuhco, Inc.) as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996,, which report is included in this Annual Report on Form 10-K.



                                   /s/ PricewaterhouseCoopers LLP

                                   PRICEWATERHOUSECOOPERS LLP




SEC/Consent Independent Acct

Kansas City, Missouri
March 15, 1999